UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
August 17, 2012

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QSI announced that Scott Decker, President of NextGen Healthcare, on August 17, 2012, informed the Company that he intends to resign effective September 7, 2012.  Mr. Decker has accepted an executive-level position at a non-competitive company within the healthcare sector.  QSI’s Chief Executive Officer, Steven Plochocki, will assume Mr. Decker’s responsibilities until a replacement can be found.  QSI did not enter into any additional compensation arrangements with Mr. Plochocki in connection with his assumption of Mr. Decker’s responsibilities.

Information regarding Mr. Plochocki’s background and business experience and regarding his compensation under the captions “Proposal No. 1—Election of Directors” and “Executive and Director Compensation and Related Information” in QSI’s definitive Proxy Statement, filed with the Securities and Exchange Commission on July 13, 2012, is incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2012

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan
James J. Sullivan Executive Vice President, General Counsel and Secretary